Exhibit 99.2

SL Green Realty Corp.

Second Quarter 2005

Supplemental Data

June 30, 2005

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michelle LeRoy at michelle.leroy@slgreen.com or at 212-216-1692.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2005 that will subsequently be released on Form 10-Q to be filed on or before August 10, 2005.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Funds From Operations
Statement of Stockholders’ Equity
Taxable Income
Joint Venture Statements

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Tenant Diversification
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

SECOND QUARTER 2005 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $46.4 million, or $1.02 per share (diluted) for the second quarter ended June 30, 2005, a 1.9% decrease compared to the same quarter in 2004 when FFO totaled $44.1 million, or $1.04 per share (diluted).  Excluding the incentive fee received in 2004 in connection with the recapitalization of One Park Avenue ($4.3 million or $0.10 per share), FFO increased 8.5% for the second quarter.

Net income available for common stockholders for the second quarter 2005 totaled $56.5 million, or $1.31 per share (diluted), compared to the same quarter in 2004 when net income totaled $45.4 million, or $1.13 per share (diluted).

Funds available for distribution, or FAD, for the second quarter 2005 decreased to $0.69 per share (diluted) versus $0.72 per share (diluted) in the prior year, a 4.4% decrease.  Excluding the incentive fee received in 2004 in connection with the recapitalization of One Park Avenue, FAD increased 11.3%.

The Company’s dividend payout ratio was 53.0% of FFO and 78.6% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 28.3% in the second quarter to $106.1 million compared to $82.7 million in the prior year.  The $23.4 million growth in revenue resulted primarily from the following items:

•                  $16.9 million increase from 2005 and 2004 acquisitions,

•                  $3.8 million increase from same-store properties,

•                  $0.5 million decrease in other revenue, which was primarily due to the recognition of an incentive distribution received in 2004 in connection with the recapitalization of One Park Avenue ($4.3 million).  This was partially offset by fees earned from Gramercy ($1.3 million) and by the Service Corporation ($0.6 million), and

•                  $3.2 million increase in preferred equity and investment income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $10.3 million (19.1%) to $64.2 million.  The following items drove EBITDA improvements:

•                  $2.5 million increase from the equity in net income from unconsolidated joint ventures primarily due to our investments in Gramercy ($1.9 million) and 1515 Broadway ($1.7 million).  This was partially offset by the sale of an interest in One Park Avenue in 2004 ($0.6 million).

•                  $10.3 million increase from 2005 and 2004 acquisitions.

•                  $0.9 million increase from same-store properties.

•                  $3.2 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance increased to $413.6 million from $235.2 million.  The weighted-average yield increased from 10.2% to 10.3.

•                  $6.1 million decrease from higher MG&A expense.  This is primarily due to the increase in headcount at Gramercy.

•                  $0.5 million decrease in non-real estate revenues net of expenses, primarily due to the One Park incentive distribution in 2004 ($4.3 million).  This was partially offset by fee income from Gramercy ($1.3 million) and the Service Corporation ($0.6 million).

FFO before minority interests improved $2.2 million primarily as a result of:

•                  $10.3 million increase in EBITDA,

•                  $1.8 million increase in FFO from unconsolidated joint ventures,

•                  $1.5 million decrease from perpetual preferred stock dividends,

•                  $5.2 million decrease from higher interest expense, and

•                  $3.2 million decrease from discontinued operations and non-real estate depreciation and amortization.

SAME-STORE RESULTS

Same-store second quarter 2005 GAAP NOI increased $0.8 million (2.4%) to $35.7 million compared to the prior year.  Operating margins after ground rent decreased from 51.5% to 49.8%.

The $0.8 million increase in GAAP NOI was primarily due to:

•                  $1.1 million (1.9%) increase in rental revenue primarily due to improved leasing,

•                  $2.6 million (27.6%) increase in escalation and reimbursement revenue primarily due to real estate tax escalations,

•                  $0.2 million (66.6%) increase in other income,

•                  $1.3 million (7.5%) increase in real estate taxes,

•                  $1.7 million (15.2%) increase in operating expenses, and

•                  $0.1 million (2.6%) decrease in ground rent expense.

Structured Finance Activity

As of June 30, 2005, our structured finance and preferred equity investments totaled $396.9 million.  The weighted average balance outstanding for the second quarter of 2005 was $413.6 million.  During the second quarter of 2005, the weighted average yield was 10.27%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at March 31, 2005 was 741,239 useable square feet net of holdover tenants.  During the quarter, 153,765 additional useable office, retail and storage square feet became available at an average escalated cash rent of $35.79 per rentable square foot.  The Company acquired One Madison Avenue, which included 53,032 of vacant usable square feet.  The Company sold 1414 Avenue of the Americas, which included 3,595 vacant useable square feet.  Space available to lease during the quarter totaled 944,441 useable square feet, or 5.1% of the total portfolio.

During the second quarter, 71 office leases, including early renewals, were signed totaling 386,134 rentable square feet.  New cash rents averaged $43.49 per rentable square foot.  Replacement rents were 1.7% higher than rents on previously occupied space, which had fully escalated cash rents averaging $42.75 per rentable square foot.  The average lease term was 6.4 years and average tenant concessions were 2.3 months of free rent with a tenant improvement allowance of $14.65 per rentable square foot.

The Company also signed 6 storage leases, including early renewals, for 1,179 rentable square feet.  New cash rents averaged $23.62 per rentable square foot.  Replacement rents were 19.3% higher than rents on previously occupied space, which had fully escalated cash rents averaging $19.80 per rentable square foot.  The average lease term was 1.1 years and there were no tenant concessions and no tenant improvement allowance.

REAL ESTATE ACTIVITY

Major real estate investment transactions entered into during the second quarter included:

•                                          Acquisition of the fee interest in One Madison Avenue from Metropolitan Life Insurance Company (MetLife) for $918.0 million (excluding transaction costs). One Madison Avenue consists of two contiguous buildings - the South Building and the North Tower - totaling approximately 1.4 million square feet. The South Building, which consists of approximately 1.2 million square feet, was acquired, pursuant to a joint venture agreement with Gramercy Capital Corp., for $803.0 million. SL Green owns a 55% interest in the joint venture. The building is 95.5% net leased to Credit Suisse First Boston, or CSFB, through 2020. The North Tower, which consists of 267,000 square feet and is zoned for residential and office use, was acquired for $115.0 million. SL Green and CSFB currently intend to physically separate the South Building and the North Tower and convert the North Tower to residential condominium units. SL Green and CSFB will share in the profits of the residential component. The South Building acquisition was funded by a $690.0 million 15-year mortgage with a fixed interest rate of 5.91 percent per annum. The North Tower acquisition was funded by a $115.0 million two-year loan with an interest rate of 275 basis points over the 30-day LIBOR. Approximately $98.0 million was drawn at closing.

•                                          Acquisition of partnership interest in 19 West 44th Street from its partner, the City Investment Fund, or CIF, resulting in majority ownership and control of the property. The transaction valued the property at $91.2 million.  Pursuant to the terms of the initial joint venture agreement, SL Green would have been entitled to an incentive fee of approximately $7.3 million upon a sale of the property. With the interests being acquired by SL Green, the incentive fee income will be deferred and reflected as a reduction to the Company’s basis in the property to approximately $79.2 million, or $272 per square foot. In addition, SL Green originated a loan secured by CIF’s remaining ownership stake. CIF also granted SL Green an option to purchase CIF’s remaining equity interest.

•                                          Sale of the fee interest in 1414 Avenue of the Americas for $60.5 million, or approximately $500 per square foot. The property is approximately 121,000 square feet. The Company recognized a gain on sale of approximately $35.9 million.  The sale was effectuated through a reverse 1031 exchange with 625 Madison Avenue, which resulted in substantially all of the taxable gain on sale being deferred.

Investment In Gramercy Capital Corp.

The Company’s investment in Gramercy Capital Corp. was approximately $71.0 million at June 30, 2005.  The market value of the investment was approximately $115.2 million on that date.  Fees earned from various agreements between the Company and Gramercy Capital Corp. totaled approximately $1.9 million for the quarter ended June 30, 2005.  The Company’s share of FFO generated from its investment of 4.7 million shares in Gramercy totaled approximately $2.2 million for the quarter ended June 30, 2005.

Financing/ Capital Activity

Corporate Financings

•                  In June 2005, the Company completed a $120.0 million 10-year interest-only mortgage refinancing of the property located at 711 Third Avenue. The mortgage bears interest at a fixed rate of 4.99% per annum. The refinancing proceeds were used to pay down the Company’s unsecured revolving line of credit.

•                  In June 2005, the Company issued $100.0 million of Trust Preferred Securities, which are reflected on the balance sheet at June 30, 2005 as Junior Subordinate Deferrable Interest Debentures. The proceeds were used to repay the Company’s unsecured revolving credit facility.  The $100.0 million of junior subordinate deferred interest debentures have a 30-year term ending July 2035.  They bear interest at a fixed rate of 5.61% for the first 10 years ending July 2015. Thereafter, the rate will float at three month LIBOR plus 1.25%. The securities are redeemable at par beginning in July 2010.

•                  In May 2005, the Company increased an existing term loan from $100.0 million to $200.0 million while simultaneously reducing the interest rate by 25 basis points to LIBOR plus 125.  The maturity was also extended through May 2010.

Dividends

On June 15, 2005, the Company declared a dividend distribution of $0.54 per common share for the second quarter 2005.  The dividend is payable July 15, 2005 to stockholders of record on the close of business on June 30, 2005.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.16 per common share.

On June 15, 2005, the Company also declared a dividend on it’s Series C preferred stock for the period April 15, 2005 through and including July 14, 2005, of $0.4766 per share, payable July 15, 2005 to stockholders of record on the close of business on June 30, 2005. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On June 15, 2005, the Company also declared a dividend on it’s Series D preferred stock for the period April 15, 2005 through and including July 14, 2005, of $0.4922 per share, payable July 15, 2005 to stockholders of record on the close of business on June 30, 2005. The distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
June 30, 2005
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

Earnings Per Share
Net income available to common shareholders - diluted	$1.31	$0.54	$2.64	$0.49	$1.13
Funds from operations available to common shareholders - diluted	$1.02	$0.99	$0.95	$0.94	$1.04
Funds available for distribution to common shareholders - diluted	$0.69	$0.65	$0.63	$0.57	$0.72

Common Share Price & Dividends
At the end of the period	$64.50	$56.22	$60.55	$51.81	$46.80
High during period	$66.05	$59.74	$60.55	$51.81	$48.20
Low during period	$55.38	$52.70	$52.30	$47.19	$40.24
Common dividends per share	$0.54	$0.54	$0.54	$0.50	$0.50
FFO Payout Ratio	52.99%	54.73%	56.69%	53.26%	48.08%
FAD Payout Ratio	78.57%	82.90%	85.84%	88.45%	69.86%

Common Shares & Units
Common shares outstanding	41,830	41,622	40,876	40,547	38,692
Units outstanding	2,512	2,531	2,531	2,225	2,225
Total shares and units outstanding	44,342	44,153	43,407	42,772	40,917

Weighted average common shares and units outstanding - basic	44,303	43,833	43,132	41,611	40,863
Weighted average common shares and units outstanding - diluted	45,505	45,160	44,700	43,317	42,456

Market Capitalization
Market value of common equity	$2,860,059	$2,482,282	$2,628,294	$2,216,017	$1,914,902
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	218,750
Consolidated debt	1,493,753	1,315,315	1,150,376	1,127,254	919,080
Consolidated market capitalization	$4,611,312	$4,055,097	$4,036,170	$3,600,771	$3,052,732
SLG portion JV debt	928,334	564,945	565,211	565,482	496,542
Combined market capitalization	$5,539,646	$4,620,042	$4,601,381	$4,166,253	$3,549,274

Consolidated debt to market capitalization	32.39%	32.44%	28.50%	31.31%	30.11%
Combined debt to market capitalization	43.72%	40.70%	37.28%	40.63%	39.88%

Consolidated debt service coverage	3.54	3.65	3.63	3.63	4.05
Consolidated fixed charge coverage	2.40	2.43	2.38	2.44	2.78
Combined fixed charge coverage	2.03	2.16	2.31	2.37	2.63

Portfolio Statistics
Directly owned buildings	21	21	20	21	20
Joint venture buildings	8	8	8	8	7
	29	29	28	29	27

Directly owned square footage	9,345,000	9,164,000	8,805,000	8,950,000	8,170,000
Joint venture square footage	9,079,900	8,195,000	8,195,000	8,195,000	7,274,000
	18,424,900	17,359,000	17,000,000	17,145,000	15,444,000

Quarter end occupancy-portfolio	95.9%	95.7%	95.6%	95.8%	96.4%
Quarter end occupancy- same store - wholly owned	96.2%	96.0%	95.8%	95.5%	96.7%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.5%	96.3%	96.3%	95.5%	96.6%

Supplemental Package Information	Second Quarter 2005

	As of or for the three months ended
	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004

Selected Balance Sheet Data
Real estate assets before depreciation	$2,049,820	$1,859,431	$1,756,104	$1,630,558	$1,370,329
Investments in unconsolidated joint ventures	$638,336	$579,194	$557,089	$549,654	$502,658
Structured finance investments	$396,862	$375,099	$350,027	$325,807	$264,296

Total Assets	$3,154,845	$2,932,962	$2,751,881	$2,591,425	$2,256,614

Fixed rate & hedged debt	$1,256,978	$1,025,315	$1,039,476	$1,008,354	$884,180
Variable rate debt	236,775	290,000	110,900	118,900	34,900
Total consolidated debt	$1,493,753	$1,315,315	$1,150,376	$1,127,254	$919,080

Total Liabilities	$1,668,824	$1,483,395	$1,328,937	$1,292,834	$1,069,335

Fixed rate & hedged debt-including SLG portion of JV debt	1,756,389	1,245,569	$1,306,684	$1,275,771	$1,151,772
Variable rate debt - including SLG portion of JV debt	665,698	634,691	408,903	416,965	263,850
Total combined debt	$2,422,087	$1,880,260	$1,715,587	$1,692,736	$1,415,622

Selected Operating Data
Property operating revenues	$87,771	$82,189	$80,229	$72,602	$67,174
Property operating expenses	44,667	43,572	39,236	38,178	35,140
Property operating NOI	$43,104	$38,617	$40,993	$34,425	$32,034
NOI from discontinued operations	117	684	1,993	4,066	3,413
Total property operating NOI	$43,221	$39,301	$42,986	$38,491	$35,447

SLG share of Property NOI from JVs	$29,813	$23,527	$23,978	$22,413	$22,412
SLG share of FFO from Gramercy Capital	$2,164	$1,143	$526	$3	$—
Structured finance income	$11,925	$11,147	$8,421	$8,283	$8,562
Other income	$6,396	$7,519	$5,466	$4,984	$6,978

Marketing general & administrative expenses	$10,594	$8,238	$9,336	$5,574	$4,467

Consolidated interest	$19,479	$17,366	$17,065	$16,239	$14,578
Combined interest	$29,930	$23,422	$22,937	$21,656	$19,616
Preferred Dividend	$4,969	$4,969	$4,969	$4,843	$3,446

Office Leasing Statistics
Total office leases signed	71	55	73	91	70
Total office square footage leased	386,134	415,806	719,292	522,001	341,730

Average rent psf	$43.49	$40.60	$32.11	$31.48	$32.43
Escalated rents psf	$42.75	$38.69	$30.49	$31.38	$32.95
Percentage of rent over escalated	1.7%	4.9%	5.3%	0.3%	-1.6%
Tenant concession packages psf	$14.65	$31.64	$25.40	$25.06	$20.34
Free rent months	2.3	4.6	2.8	3.5	1.4

COMPARATIVE BALANCE SHEETS

Unaudited
($000’s omitted)

	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Assets
Commercial real estate properties, at cost:
Land & land interests	$264,696	$224,943	$206,824	$206,824	$174,625
Buildings & improvements fee interest	1,301,193	1,135,318	1,065,654	1,055,811	862,527
Buildings & improvements leasehold	471,723	472,558	471,418	225,207	320,969
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$2,049,820	$1,845,027	$1,756,104	$1,500,050	$1,370,329
Less accumulated depreciation	(192,249)	(179,180)	(176,238)	(163,734)	(175,601)
	$1,857,571	$1,665,847	$1,579,866	$1,336,316	$1,194,728
Other Real Estate Investments:
Investment in unconsolidated joint ventures	638,336	579,194	557,089	549,654	502,658
Structured finance investments	396,862	375,099	350,027	325,807	264,296

Assets held for sale	—	16,486	—	125,322	—
Cash and cash equivalents	1,978	16,789	35,795	23,299	65,045
Restricted cash	62,136	53,410	56,417	45,938	41,868
Tenant and other receivables, net of $10,353 reserve at 6/30/05	18,011	16,174	15,248	18,109	14,347
Related party receivables	3,978	4,519	5,027	3,935	4,509
Deferred rents receivable, net of reserve for tenant credit loss of $8,103 at 6/30/05	70,064	64,074	61,302	58,735	66,811
Deferred costs, net	60,700	55,041	47,869	50,574	44,831
Other assets	45,209	86,329	43,241	53,736	57,521

Total Assets	$3,154,845	$2,932,962	$2,751,881	$2,591,425	$2,256,614

COMPARATIVE BALANCE SHEETS

Unaudited
($000’s omitted)

	6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Liabilities and Stockholders’ Equity
Mortgage notes payable	$770,023	$600,315	$614,476	$513,354	$514,180
Unsecured & Secured term loans	525,000	425,000	425,000	425,000	300,000
Revolving credit facilities	98,730	290,000	110,900	188,900	104,900
Derivative Instruments-fair value	1,078	—	1,347	4,822	1,277
Accrued interest payable	6,909	5,768	4,494	5,015	4,135
Accounts payable and accrued expenses	66,759	60,869	72,298	62,692	57,801
Deferred revenue	16,406	19,558	18,648	13,156	8,599
Capitalized lease obligations	16,166	16,106	16,442	16,385	16,328
Deferred land lease payable	16,043	15,883	15,723	15,646	15,486
Dividend and distributions payable	28,122	28,026	27,553	25,569	23,447
Liabilities related to assets held for sale	—	—	—	1,822	—
Security deposits	23,588	21,870	22,056	20,473	23,182
Junior subordinated deferrable interest debentures	100,000	—	—	—	—
Total Liabilities	$1,668,824	$1,483,395	$1,328,937	$1,292,834	$1,069,335

Minority interest (2,512 units outstanding) at 6/30/05	76,785	75,259	75,064	54,297	54,240

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	58,873
Common stock, $.01 par value 100,000 shares authorized, 41,830 issued and outstanding at 6/30/05	418	416	409	405	387
Additional paid – in capital	949,619	940,170	917,613	907,638	830,821
Deferred compensation plans	(20,719)	(21,360)	(15,273)	(16,329)	(17,051)
Accumulated other comprehensive income	6,118	15,164	5,647	2,548	6,337
Retained earnings	225,498	191,616	191,182	101,730	101,691
Total Stockholders’ Equity	$1,409,236	$1,374,308	$1,347,880	$1,244,294	$1,133,039

Total Liabilities and Stockholders’ Equity	$3,154,845	$2,932,962	$2,751,881	$2,591,425	$2,256,614

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited
($000’s omitted)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004
Revenues
Rental revenue, net	$74,097	$57,648	$70,555	$144,652	$113,346
Escalation and reimbursement revenues	13,674	9,526	11,634	25,308	18,563
Investment income	11,925	8,559	11,147	23,071	22,386
Other income	6,396	6,978	7,519	13,915	9,443
Total Revenues, net	106,092	82,711	100,855	206,946	163,738

Equity in net income from unconsolidated joint ventures	13,334	10,834	12,059	25,393	21,384

Operating expenses	23,982	20,114	24,601	48,581	41,218
Ground rent	4,912	3,866	4,516	9,427	7,732
Real estate taxes	15,773	11,161	14,455	30,229	22,323
Marketing, general and administrative	10,594	4,467	8,238	18,832	15,370
Total Operating Expenses	55,261	39,608	51,810	107,069	86,643

EBITDA	64,165	53,937	61,104	125,270	98,479

Interest	19,479	14,310	17,194	36,674	28,871
Depreciation and amortization	15,816	11,851	14,834	30,650	23,537

Income Before Minority Interest and Items	28,870	27,776	29,076	57,946	46,071

Income from discontinued operations	95	1,594	379	474	3,106
Gain on sale of discontinued operations	33,864	—	—	33,846	—
Equity in net gain on sale of joint venture property	—	22,012	—	—	22,012
Minority interest - OP	(1,390)	(2,551)	(1,576)	(2,949)	(3,403)
Net Income	61,439	48,831	27,879	89,317	67,786

Dividends on perpetual preferred shares	4,969	3,446	4,969	9,938	6,446

Net Income Available For Common Shareholders	$56,470	$45,385	$22,910	$79,379	$61,340

Earnings per Share
Net income per share (basic)	$1.35	$1.18	$0.56	$1.91	$1.60
Net income per share (diluted)	$1.31	$1.13	$0.54	$1.85	$1.54

COMPARATIVE COMPUTATION OF FFO AND FAD
Unaudited
($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30, 2005	June 30, 2004	March 31, 2005	June 30, 2005	June 30, 2004
Funds from operations
Net Income before Minority Interests and Items		$28,870	$27,776	$29,076	$57,946	$46,071

Add:	Depreciation and amortization	15,816	11,851	14,834	30,650	23,537
	FFO from discontinued operations	101	3,151	512	613	6,116
	FFO adjustment for joint ventures	7,651	5,780	6,082	13,733	11,780
Less:	Dividends on preferred shares	4,969	3,446	4,969	9,938	6,446
	Non real estate depreciation and amortization	1,097	966	974	2,071	1,922
	Funds From Operations	$46,372	$44,146	$44,561	$90,933	$79,136

	Funds From Operations - Basic per Share	$1.05	$1.08	$1.02	$2.06	$1.95

	Funds From Operations - Diluted per Share	$1.02	$1.04	$0.99	$2.01	$1.87

Funds Available for Distribution
FFO		$46,372	$44,146	$44,561	90,933	79,136

Add:	Non real estate depreciation and amortization	1,097	966	974	2,071	1,922
	Non-cash deferred compensation	1,064	591	983	2,047	5,491
Less:	FAD adjustment for Joint Ventures	5,259	3,205	5,012	10,271	6,766
	FAD adjustment for discontinued operations	(11)	29	(11)	(22)	146
	Straight-line rental income and other non cash adjustments	5,085	2,098	4,948	10,033	3,275
	Second cycle tenant improvements	5,240	6,680	4,148	9,388	13,632
	Second cycle leasing commissions	1,368	2,395	2,904	4,272	7,635
	Revenue enhancing recurring CAPEX	88	167	22	110	229
	Non- revenue enhancing recurring CAPEX	230	744	76	306	1,061

Funds Available for Distribution		$31,274	$30,384	$29,418	$60,692	$53,806
	Diluted per Share	$0.69	$0.72	$0.65	$1.34	$1.27
First Cycle Leasing Costs
	Tenant improvements	1,120	144	138	1,258	192
	Leasing commissions	1,773	—	895	2,668	—

Funds Available for Distribution after First Cycle Leasing Costs		$28,381	$30,240	$28,385	$56,766	$53,614

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.62	$0.71	$0.63	$1.25	$1.27

Redevelopment Costs		$2,408	$1,203	$429	$2,837	$2,079

Payout Ratio of Funds From Operations		52.99%	48.09%	54.73%	53.82%	53.35%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		78.57%	69.87%	82.90%	80.63%	78.46%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Unaudited

($000’s omitted)

	Series C Preferred Stock	Series D Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Income	TOTAL

Balance at December 31, 2004	$151,981	$96,321	$409	$917,613	$191,182	$(15,273)	$5,647	$1,347,880

Net Income					89,317			89,317
Preferred Dividend					(9,938)			(9,938)
Exercise of employee stock options and redemption of units			6	16,043				16,049
Stock based compensation fair value				554				554
Cash distributions declared ($1.08 per common share)					(45,063)			(45,063)
Comprehensive Income - Unrealized gain of derivative instruments							471	471
Dividend reinvestment plan			1	7,709				7,710
Deferred compensation plan			2	7,700		(7,493)		209
Amortization of deferred compensation						2,047		2,047
Balance at June 30, 2005	$151,981	$96,321	$418	$949,619	$225,498	$(20,719)	$6,118	$1,409,236

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2004	40,875,989	2,530,817	—	43,406,806	—	43,406,806

YTD share activity	953,883	(18,698)	—	935,185	—	935,185
Share Count at June 30, 2005 - Basic	41,829,872	2,512,119	—	44,341,991	—	44,341,991

Weighting Factor	(282,536)	9,711	1,243,552	970,727		970,727
Weighted Average Share Count at June 30, 2005 - Diluted	41,547,336	2,521,830	1,243,552	45,312,718	—	45,312,718

TAXABLE INCOME

Unaudited
($000’s omitted)

	Six Months Ended
	June 30	June 30
	2005	2004

Net Income Available For Common Shareholders	$79,379	$61,340
Book/Tax Depreciation Adjustment	1,603	(1,567)
Book/Tax Gain Recognition Adjustment	(35,900)	(16,509)
Book/Tax JV Net equity adjustment	(5,120)	1,941
Other Operating Adjustments	6,952	(7,794)
C-corp Earnings	(1,214)	696
Taxable Income (Projected)	$45,700	$38,107

Dividend per share	$1.08	$1.00
Estimated payout of taxable income	99%	101%

Shares outstanding - basic	41,830	38,638

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS
Balance Sheet for Unconsolidated Property Joint Ventures
Unaudited
($000’s omitted)

	June 30, 2005		June 30, 2004
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$631,505	$289,881	$440,996	$193,274
Buildings & improvements	2,620,274	1,204,110	1,835,709	808,492
	3,251,779	1,493,991	2,276,705	1,001,766
Less accumulated depreciation	(122,697)	(59,000)	(68,651)	(35,186)

Net Real Estate	3,129,082	1,434,991	2,208,054	966,580

Cash and cash equivalents	64,905	28,847	75,209	36,034
Restricted cash	26,250	11,511	26,622	13,339
Tenant receivables, net of $959 reserve at 6/30/05	4,876	2,659	8,563	3,604
Deferred rents receivable, net of reserve for tenant credit loss of $1,870 at 6/30/05	46,528	22,988	23,019	11,887
Deferred costs, net	47,561	23,410	15,168	7,883
Other assets	25,159	11,206	20,337	9,382

Total Assets	$3,344,361	$1,535,612	$2,376,972	$1,048,709

Mortgage loans payable	$1,981,250	$928,334	$1,132,850	$496,542
Derivative Instruments-fair value	25	14	(38)	(21)
Accrued interest payable	7,605	3,497	3,552	1,500
Accounts payable and accrued expenses	58,290	26,252	56,085	25,819
Security deposits	8,088	3,886	6,903	3,279
Contributed Capital (1)	1,289,103	573,629	1,177,620	521,590

Total Liabilities and Equity	$3,344,361	$1,535,612	$2,376,972	$1,048,709

As of June 30, 2005 the Company has eight joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 16.67% interest in 1 Park Avenue reduced from 55% in May 2004, a 55% interest in 1515 Broadway acquired in May 2002,  a 45% interest in 1221 Avenue of the Americas acquired in December 2003,  a 30% interest in 485 Lexington Avenue acquired in July 2004 and a 55% interest in the South Building of 1 Madison Avenue.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

(1)          Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS

Statements of Operations for Unconsolidated Property Joint Ventures
Unaudited
($000’s omitted)

	Three Months Ended June 30, 2005		Three Months Ended March 31, 2005	Three Months Ended June 30, 2004
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$85,779	$39,467	$33,911	$68,739	$32,112
Escalation and reimbursement revenues	13,921	6,622	6,526	12,744	6,119
Investment and other income	381	253	161	435	228
Total Revenues, net	$100,081	$46,342	$40,598	$81,918	$38,459

Expenses
Operating expenses	19,916	9,184	9,746	19,465	9,221
Real estate taxes	15,917	7,345	7,325	14,390	6,826
Total Operating Expenses	$35,833	$16,529	$17,071	$33,855	$16,047

GAAP NOI	$64,248	$29,813	$23,527	$48,063	$22,412
Cash NOI	$56,694	$26,159	$20,543	$44,095	$20,558

Interest	23,196	10,451	6,056	11,175	5,038
Depreciation and amortization	17,418	7,891	6,554	13,683	6,540

Net Income	$23,634	$11,471	$10,917	$23,205	$10,834

Plus: Real estate depreciation	16,274	7,351	6,081	12,288	5,780
Funds From Operations	$39,908	$18,822	$16,998	$35,493	$16,614

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,144	$540	$473	$1,395	$760
Less: Straight-line rental income and other non-cash adjustments	(7,553)	(3,653)	(2,983)	(4,456)	(2,083)
Less: Second cycle tenant improvement,	(4,379)	(1,746)	(666)	(2,071)	(1,085)
Less: Second cycle leasing commissions	(805)	(343)	(1,816)	(1,121)	(588)
Less: Recurring CAPEX	(110)	(57)	(20)	(425)	(209)
FAD Adjustment	$(11,703)	$(5,259)	$(5,012)	$(6,678)	$(3,205)

	Six Months Ended June 30, 2005		Six Months Ended June 30, 2004
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$161,411	$73,378	$135,247	$65,060
Escalation and reimbursement revenues	27,873	13,148	24,941	12,272
Investment and other income	674	414	601	311
Total Revenues, net	$189,958	$86,940	$160,789	$77,643

Expenses
Operating expenses	40,800	18,930	39,160	19,153
Real estate taxes	31,831	14,670	28,525	13,904
Total Operating Expenses	$72,631	$33,600	$67,685	$33,057

GAAP NOI	$117,327	$53,340	$93,104	$44,586
Cash NOI	$103,165	$46,702	$85,507	$40,929

Interest	38,296	16,507	20,992	10,152
Depreciation and amortization	32,289	14,445	26,683	13,049

Net Income	$46,742	$22,388	$45,429	$21,385

Plus: Real estate depreciation	30,133	13,432	24,374	11,780
Funds From Operations	$76,875	$35,820	$69,803	$33,165

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$2,156	$1,013	$2,329	$1,270
Less: Straight-line rental income and other non-cash adjustments	(14,061)	(6,636)	(8,501)	(4,077)
Less: Second cycle tenant improvement,	(5,771)	(2,412)	(3,498)	(1,844)
Less: Second cycle leasing commissions	(4,175)	(2,159)	(3,463)	(1,869)
Less: Recurring CAPEX	(146)	(77)	(493)	(246)
FAD Adjustment	$(21,997)	$(10,271)	$(13,626)	$(6,766)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheet

	June 30,	March 31,
	2005	2005
Assets
Cash	$15,598	$4,421
Loans and other lending investments, net	749,000	606,747
Investment in joint venture	57,190	—
Other assets	12,879	10,547
Total Assets	$834,667	$621,715

Liabilities and Stockholders’ Equity
Credit facilities	$500,000	$342,291
Other liabilities	15,084	10,027
Junior subordinated deferrable interest debentures	50,000	—
Total Liabilities	565,084	352,318

Commitments and contingencies	—	—

Stockholders’ Equity
Total stockholders’ equity	269,583	269,397

Total Liabilities and Stockholders’ Equity	$834,667	$621,715

Total Outstanding Shares	18,833	18,833

Total SLG Shares	4,710	4,710

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2005	2005
GKK Manager
Base management income	$1,326	$2,531
Other fee income	—	750
Marketing, general and administrative expenses	(1,243)	(2,651)
Net Income before minority interest	83	630
Less: minority interest	(18)	(153)
SLG share of GKK Manager net income	65	477
Servicing and administrative reimbursements	544	1,007
Net management income and reimbursements from Gramercy	$609	$1,484

Income Statement

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2005	2005
Revenues
Investment Income	$15,689	$25,939
Other income	3,069	3,509
Total revenues	18,758	29,448

Expenses
Interest	6,264	9,065
Management fees	1,870	3,538
Depreciation and amortization	106	128
Marketing, general and administrative	1,632	3,266
Provision for loan loss	525	525
Total expenses	10,397	16,522

Income from continuing operations before equity in net loss of unconsolidated joint venture and taxes	8,361	12,926
Equity in net loss of unconsolidated joint venture	(404)	(404)
Income from continuing operations before taxes	7,957	12,522
Provision for taxes	(500)	(500)
Net income available to common shareholders	7,457	12,022
Plus: Real estate depreciation	1,199	1,199
FFO	$8,656	$13,221

SLG share of net income	$1,864	$3,006

SLG share of FFO	$2,164	$3,307

SELECTED FINANCIAL DATA

Capitalization Analysis

Unaudited

($000’s omitted)

6/30/2005	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Market Capitalization
Common Equity:
Common Shares Outstanding	41,830	41,622	40,876	40,547	38,692
OP Units Outstanding	2,512	2,531	2,531	2,225	2,225
Total Common Equity (Shares and Units)	44,342	44,153	43,407	42,772	40,917
Share Price (End of Period)	$64.50	$56.22	$60.55	$51.81	$46.80
Equity Market Value	$2,860,059	$2,482,282	$2,628,294	$2,216,017	$1,914,902

Preferred Equity at Liquidation Value:	257,500	257,500	257,500	257,500	218,750

Real Estate Debt
Property Level Mortgage Debt	770,023	600,315	614,476	513,354	514,180
Outstanding Balance on - Term Loans	525,000	425,000	425,000	425,000	300,000
Outstanding Balance on – Secured Credit Lines	67,000	125,000	110,900	143,900	104,900
Outstanding Balance on – Unsecured Credit Line	31,730	165,000	—	45,000	—
Junior Subordinated Deferrable Interest Debentures	100,000	—	—	—	—
Total Consolidated Debt	1,493,753	1,315,315	1,150,376	1,127,254	919,080
Company’s Portion of Joint Venture Mortgages	928,334	564,945	565,211	565,482	496,542
Total Combined Debt	2,422,087	1,880,260	1,715,587	1,692,736	1,415,622

Total Market Cap (Debt & Equity)	$5,539,646	$4,620,042	$4,601,381	$4,166,253	$3,549,274

Availability under Lines of Credit
Senior Unsecured Line of Credit	264,270	(A)	131,000	$296,000	$251,000	$296,000
Term Loans	—	—	—	—	—
Secured Line of Credit	58,000	—	33,000	—	39,000
Total Availability	$322,270	$131,000	$329,000	$251,000	$335,000

(A) As reduced by $4,000 letter of credit

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	32.39%	32.44%	28.50%	31.31%	30.11%
Debt to Gross Real Estate Book Ratio (1)	70.02%	64.94%	59.61%	66.09%	59.95%
Secured Real Estate Debt to Secured Assets Gross Book (1)	75.39%	66.77%	66.80%	75.16%	74.63%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	45.26%	52.09%	39.78%	39.72%	29.66%
Secured Line of Credit to Structured Finance Assets (1)	16.88%	33.32%	31.68%	44.17%	39.69%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	43.72%	40.70%	37.28%	40.63%	39.88%
Debt to Gross Real Estate Book Ratio (1)	66.69%	60.33%	56.92%	60.43%	55.54%
Secured Debt to Secured Assets Gross Book (1), (2)	67.52%	58.98%	59.13%	61.36%	60.30%

(1) Excludes property level capital obligations.
(2) Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA

Property NOI and Coverage Ratios

Unaudited

($000’s omitted)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2005	2004	2005	2005	2004
	Property NOI

	Property Operating NOI	$43,104	$32,034	$38,617	$81,721	$60,637
	NOI from Discontinued Operations	117	3,413	684	801	6,619
	Total Property Operating NOI - Consolidated	43,221	35,447	39,301	82,522	67,256
	SLG share of Property NOI from JVs	29,813	22,412	23,527	53,340	44,586
	GAAP NOI	$73,034	$57,859	$62,828	$135,862	$111,842

Less:	Free Rent (Net of Amortization)	4,033	1,025	3,713	7,746	1,911
	Net FAS 141 Adjustment	639	334	693	1,332	626
	Straightline Revenue Adjustment	5,426	3,708	4,716	10,142	7,136

Plus:	Allowance for S/L tenant credit loss	1,245	710	1,298	2,543	1,649
	Ground Lease Straight-line Adjustment	160	160	160	320	320
	Cash NOI	$64,341	$53,662	$55,164	$119,505	$104,138

	Components of Debt Service and Fixed Charges

	Interest on Fixed Rate Loans	16,500	12,679	15,561	32,061	23,890
	Interest on Floating Loans	3,155	2,061	2,076	5,231	5,839
	Fixed Amortization Principal Payments	793	908	895	1,688	1,976
	Total Consolidated Debt Service	20,448	15,648	18,532	38,980	31,705

	Payments under Ground Lease Arrangements	4,752	3,706	4,356	9,108	7,412
	Dividend on perpetual preferred shares	4,969	3,446	4,969	9,938	6,446
	Total Consolidated Fixed Charges	30,169	22,800	27,857	58,026	45,563

	Adjusted EBITDA	72,402	63,399	67,658	140,060	122,434
	Interest Coverage Ratio	3.68	4.30	3.84	3.76	4.12
	Debt Service Coverage Ratio	3.54	4.05	3.65	3.59	3.86
	Fixed Charge Coverage Ratio	2.40	2.78	2.43	2.41	2.69

SELECTED FINANCIAL DATA

2005 Same Store - Consolidated

Unaudited

($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30,	June 30,		March 31,	June 30,	June 30,
		2005	2004	%	2005	2005	2004	%
Revenues
	Rental Revenue, net	59,000	57,945	2%	58,408	117,409	114,210	3%
	Escalation & Reimbursement Revenues	11,933	9,382	27%	10,514	22,447	18,580	21%
	Investment Income	85	62	37%	108	193	120	61%
	Other Income	388	201	93%	1,339	1,726	430	301%
	Total Revenues	71,406	67,590	6%	70,369	141,775	133,340	6%
Expenses
	Operating Expense	18,770	17,434	8%	19,689	38,459	36,083	7%
	Ground Rent	3,758	3,866	-3%	3,363	7,121	7,732	-8%
	Real Estate Taxes	12,885	11,161	15%	12,132	25,016	22,323	12%
		35,413	32,461	9%	35,184	70,596	66,138	7%

	EBITDA	35,993	35,129	2%	35,185	71,179	67,202	6%

	Interest	8,976	9,901	-9%	8,726	17,702	20,152	-12%
	Depreciation & Amortization	10,592	10,357	2%	10,374	20,966	20,690	1%

	Income Before Minority Interest	16,425	14,871	10%	16,085	32,511	26,360	23%
Plus:	Real Estate Depreciation & Amortization	10,411	10,181	2%	10,251	20,662	20,313	2%

	FFO	26,836	25,052	7%	26,336	53,173	46,673	14%

Less:	Non – Building Revenue	267	243	10%	331	598	507	18%

Plus:	Interest Expense	8,976	9,901	-9%	8,726	17,702	20,152	-12%
	Non Real Estate Depreciation	181	176	3%	123	304	377	-19%
GAAP NOI		35,726	34,886	2%	34,854	70,581	66,695	6%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,020	506	102%	1,026	2,045	943	117%
	Straightline Revenue Adjustment	1,712	2,184	-22%	1,956	3,667	3,968	-8%
	Rental Income - FAS 141	(58)	(58)	0%	(58)	(116)	(116)	0%
Plus:	Allowance for S/L tenant credit loss	557	442	26%	605	1,162	1,353	-14%
	Ground Lease Straight-line Adjustment	160	160	0%	160	320	320	0%
Cash NOI		33,769	32,856	3%	32,695	66,467	63,573	5%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	49.83%	51.46%		49.34%	49.59%	49.70%
	Cash NOI to Real Estate Revenue, net	47.10%	48.47%		46.28%	46.70%	47.38%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.07%	57.17%		54.10%	54.59%	55.47%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.12%	53.94%		50.82%	51.47%	52.90%

SELECTED FINANCIAL DATA

2005 Same Store - Joint Venture

Unaudited

($000’s omitted)

		Three Months Ended			Six Months Ended
		June 30,	June 30,		June 30,	June 30,
		2005	2004	%	2005	2004	%

Revenues
	Rental Revenue, net	32,519	30,396	7%	64,410	60,610	6%
	Escalation & Reimbursement Revenues	6,459	5,761	12%	12,833	11,498	12%
	Investment Income	86	37	132%	144	75	92%
	Other Income	36	160	-78%	87	198	-56%
	Total Revenues	39,100	36,354	8%	77,474	72,381	7%
Expenses
	Operating Expense	8,767	8,576	2%	18,123	17,647	3%
	Ground Rent	—	—		—	—
	Real Estate Taxes	7,239	6,523	11%	14,444	13,043	11%
		16,006	15,099	6%	32,567	30,690	6%

	EBITDA	23,094	21,255	9%	44,907	41,691	8%

	Interest	5,690	4,781	19%	10,924	9,566	14%
	Depreciation & Amortization	5,799	6,245	-7%	11,781	12,138	-3%

	Income Before Minority Interest	11,605	10,228	13%	22,202	19,987	11%
Plus:	Real Estate Depreciation & Amortization	5,452	5,494	-1%	11,060	10,917	1%

	FFO	17,057	15,722	8%	33,262	30,904	8%

Less:	Non – Building Revenue	93	43	116%	157	85	85%

Plus:	Interest Expense	5,690	4,781	19%	10,924	9,566	14%
	Non Real Estate Depreciation	348	752	-54%	721	1,221	-41%
GAAP NOI		23,002	21,212	8%	44,750	41,606	8%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,135	569	99%	2,359	898	163%
	Straightline Revenue Adjustment	1,539	1,425	8%	3,292	2,875	15%
	FAS 141	230	230	0%	460	460	0%
Plus:	Allowance for S/L tenant credit loss	210	249	-16%	526	476	11%
	Ground Lease Straight-line Adjustment	—	—	0%	—	—
Cash NOI		20,308	19,237	6%	39,165	37,849	3%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	58.65%	58.02%		57.49%	57.17%
	Cash NOI to Real Estate Revenue, net	51.78%	52.62%		50.31%	52.01%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	58.65%	58.02%		57.49%	57.17%
	Cash NOI before Ground Rent/Real Estate Revenue, net	51.78%	52.62%		50.31%	52.01%

	Principal O/S		2005			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	6/30/2005	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	75,156	8.29%	368	Oct-07	73,341	—	Open
673 First Avenue	34,786	5.67%	312	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,513	7.87%	100	May-09	10,629	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	210,000	5.23%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	118,523	8.44%	1,057	Nov-10	104,691	—	Open
625 Madision Avenue	102,000	6.27%	—	Nov-15	78,595
	671,978	6.32%	1,837		598,634

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	4.04%	—	Apr-10	160,000	—	Open
	160,000	4.04%	—		160,000
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 140bps) (2)	325,000	4.79%	—	Aug-09	325,000	—	Nov-05
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jul-15	100,000
	425,000	4.98%	—		425,000

Total Fixed Rate Debt/Wtd Avg	1,256,978	5.58%	1,837		1,183,634

Floating rate Debt

Secured floating rate debt
Secured Credit Facilities - unhedged (Libor + 135bps)	67,000	4.37%	—	Dec-06	67,000	—	Open
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	4.41%	—	Apr-10	40,000
1 Madison Avenue (Libor + 275 bps)	98,045	6.10%	—	Apr-07	98,045

	205,045	5.20%	—		205,045

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 135 bps)	31,730	4.49%	—	Mar-06	31,730	Mar-07	Open
	31,730	4.49%	—		31,730

Total Floating Rate Debt/Wtd Avg	236,775	5.11%			236,775

Total Debt/Wtd Avg	1,493,753	5.53%			1,420,409

Weighted Average Balance & Interest Rate	1,444,800	5.48%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	44,373	22,142	4.57%	176	Jul-08	21,019	—	Open
1250 Broadway (Libor + 120bps)	115,000	63,250	4.22%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Eurodollar + 95bps)	175,000	78,750	4.08%	—	Dec-06	78,750	Dec-08	Open
1515 Broadway (Libor + 90 bps)	425,000	233,750	3.46%	—	Jul-06	233,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue JV	116,369	58,068	8.00%	279	Sep-10	54,555	—	Open
485 Lexington Ave (Libor + 200bps)	177,243	53,173	5.03%	—	Jul-07	53,173	—
1 Madison Avenue	689,765	379,371	5.91%	980	May-20	220,755	—

Total Joint Venture Debt/Wtd Avg	1,981,250	928,334	5.07%	1,435		765,082

Weighted Average Balance & Interest Rate with SLG JV debt		2,259,019	5.29%

(1)	There is a LIBOR swap on this loan of 2.33% through May 2006 and 4.65% from May 2006 through December 2008.

(2)

WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement (REIT) ($000’s omitted)

Property	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	2008 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	14,970	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,073	2032
461 Fifth Avenue (2)	1,787	1,944	2,100	2,100	—	2027	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)

Total	18,382	18,539	18,695	18,695	16,043

Capitalized Lease
673 First Avenue	1,322	1,416	1,416	1,416	16,166	2037

(1) Per the balance sheet at June 30, 2005.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company’s option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(7) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

3/31/2004	276,538	269,618	12.16%	12.03%	1.09%

Originations/Accretion (1)	117,362
Preferred Equity	(59,400)
Redemptions /Amortization	(70,204)
6/30/2004	264,296	235,153	10.19%	10.10%	1.37%

Originations/Accretion (1)	5,000
Preferred Equity	75,000
Redemptions /Amortization	(18,489)
9/30/2004	325,807	302,092	10.17%	10.32%	1.84%

Originations/Accretion (1)	32,096
Preferred Equity	—
Redemptions /Amortization	(7,876)
12/31/2004	350,027	332,936	10.00%	10.25%	2.40%

Originations/Accretion (1)	222
Preferred Equity	25,000
Redemptions /Amortization	(150)
3/31/2005	375,099	363,189	10.43%	10.69%	2.87%

Originations/Accretion (1)	58,250
Preferred Equity	6,125
Redemptions /Amortization	(42,612)
6/30/2005	396,862	413,571	10.27%	10.26%	3.34%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE

($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$154,782	$1,115,864	$224	10.33%	10.29%

Mezzanine Debt	$135,955	$629,000	$193	10.19%	10.05%

Preferred Equity	$106,125	$2,876,650	$124	10.19%	10.18%

Balance as of 6/30/05	$396,862	$4,621,514	$182	10.27%	10.26%

Current Maturity Profile

(1)	Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.
(2)	The weighted maturity is 6.6 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Jun-05	Mar-05	Dec-04	Sep-04	Jun-04	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%
PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	97.1	96.3	94.7	94.7	96.4	8,710,272	3	2	25
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	91.3	88.9	88.9	88.9	89.4	6,065,880	2	1	28
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	17,865,240	5	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	99.2	99.4	99.2	99.6	99.6	16,988,904	5	3	27
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	99.0	97.9	97.9	97.4	94.5	37,931,556	11	7	42
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	96.9	93.6	92.1	86.8	92.7	3,943,404	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	71.8	71.8	1,424,724	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,687,692	2	1	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	85.2	86.9	87.3	90.0	89.0	15,188,856	4	3	77
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	6	96.5	96.4	96.8	96.8	98.4	51,059,952	15	10	247
440 Ninth Avenue	Garment	Fee Interest	339,000	2	100.0	100.0	100.0	98.7	98.7	9,801,648	3	2	16
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	89.7	90.3	91.4	88.7	90.7	10,619,976	3	2	17
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	93.8	91.1	87.9	85.1	88.9	8,438,316	2	2	25
555 West 57th Street	Midtown West	Fee Interest	941,000	5	100.0	100.0	100.0	100.0	99.8	25,888,848	8	5	19
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	80.8	80.8	80.6	80.6	99.1	10,890,672	3	2	12
70 West 36th Street	Garment	Fee Interest	151,000	1	96.7	98.2	96.1	97.1	98.8	4,157,688	1	1	30
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	98.7	98.1	98.1	98.1	98.6	21,532,092	6	4	18
Subtotal / Weighted Average			7,351,000	40	96.2	96.0	95.8	95.5	96.7	$258,195,720	75	49	650

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	92.2	92.2	89.0	87.2	86.8	9,425,880	3	2	61
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	100.0	100.0	100.0	100.0	—	33,892,383	10	6	1
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	77.0	76.4	69.0	—	—	30,357,756	9	6	39
28 West 44th Street	Midtown	Fee Interest	359,000	2	84.9	86.8	—	—	—	10,177,116	3	2	64
Subtotal / Weighted Average			1,994,000	11	89.6	89.8	87.4	96.5	86.8	$83,853,135	25	16	165

Total / Weighted Average Properties 100% Owned			9,345,000	51	94.8	94.6	94.0	93.9	96.3	$342,048,855	100	66	815

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	1	85.7	85.2	84.9	80.3	82.6	8,366,292		1	48
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.8	97.1	97.1	94.6	94.6	35,037,456		1	18
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	95.3	94.8	94.5	88.6	94.8	21,868,104		2	34
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	9	99.6	99.6	99.7	98.3	96.0	81,395,052		9	12
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	91.5	91.5	93.1	93.2	98.4	31,597,440		3	39
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	97.7	97.7	97.7	97.9	98.8	127,348,908		11	22
Subtotal / Weighted Average			6,982,000	38	96.7	96.6	96.8	95.4	96.5	$305,613,252		27	173

Adjustments
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	100.0	100.0	100.0	100.0	—	35,062,056		2	1
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	95.5	—	—	—	—	53,926,710		6	1
Subtotal / Weighted Average			2,097,900	11	97.5	100.0	100.0	100.0	—	$88,988,766		8	2

Total / Weighted Average Properties Less Than 100% Owned			9,079,900	49	96.9	97.0	97.1	96.0	96.5	$394,602,018		34	175

Grand Total / Weighted Average			18,424,900	100	95.9	95.7	95.6	95.8	96.4	$736,650,873			990
Grand Total - SLG share of Annualized Rent										$522,162,028		100

Same Store Occupancy % - Combined			14,333,000	78	96.5	96.3	96.3	95.5	96.6

(1) Including Ownership of 50% in Building Fee.

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant Name	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent

Teachers Insurance & Annuity Association	485 Lexington Avenue & 750 Third Avenue (1)	2005	1,700,407	$65,659,824	$38.61	8.9%	$41,696,245	8.0%
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,372,556	67,047,696	$48.85	9.1%	36,876,233	7.1%
Credit Suisse First Boston (USA), Inc.	1 Madison Avenue	2020	1,123,879	53,923,716	$47.98	7.3%	29,658,044	5.7%
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	496,249	31,927,800	$64.34	4.3%	14,367,510	2.8%
Societe Generale	1221 Ave.of the Americas	Various	486,662	23,679,828	$48.66	3.2%	10,655,923	2.0%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010 & 2017	480,282	14,440,980	$30.07	2.0%	14,440,980	2.8%
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	18,443,640	$43.88	2.5%	8,299,638	1.6%
Salomon Smith Barney	125 Broad Street	2010	330,900	12,252,636	$37.03	1.7%	12,252,636	2.3%
Visiting Nurse Service of New York	1250 Broadway	2018	284,052	8,366,892	$29.46	1.1%	4,601,791	0.9%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	228,152	7,057,956	$30.94	1.0%	7,057,956	1.4%
BMW of Manhattan	555 West 57th Street	2012	227,782	3,894,000	$17.10	0.5%	3,894,000	0.7%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013	188,583	5,961,600	$31.61	0.8%	5,961,600	1.1%
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	186,000	9,114,000	$49.00	1.2%	9,114,000	1.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006, 2009, & 2021	181,959	5,273,940	$28.98	0.7%	5,273,940	1.0%
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,180,916	$46.66	1.1%	3,681,412	0.7%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	168,390	6,313,800	$37.50	0.9%	3,156,900	0.6%
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Ave.	2006, 2013 & 2015	159,022	6,017,604	$37.84	0.8%	1,462,956	0.3%
Segal Company	1 Park Avenue	2009	157,947	6,729,276	$42.60	0.9%	1,121,770	0.2%
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,091,676	$47.92	1.0%	3,191,254	0.6%
Altria Corporate Services	100 Park Avenue	2007	136,118	6,627,912	$48.69	0.9%	3,313,956	0.6%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,088,508	$30.36	0.6%	4,088,508	0.8%
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,140,720	$30.85	0.6%	4,140,720	0.8%
St. Luke’s Hospital Center	555 West 57th Street	2014	134,150	3,873,540	$28.87	0.5%	3,873,540	0.7%
Ross Stores, Inc.	1372 Broadway	2010	126,001	3,753,468	$29.79	0.5%	3,753,468	0.7%
Fahnestock & Co., Inc.	125 Broad Street	2013	105,008	3,128,940	$29.80	0.4%	3,128,940	0.6%

Total			9,286,631	$386,990,868	$41.67	52.5%	$239,063,920	45.8%

Wholly Owned Portfolio + Allocated JV Properties			18,424,900	$736,650,873	$39.98		$522,162,028

(1) -Underlying the TIAA lease at 750 Third Avenue, Fairchild Publications leases 272,893 sf at $35.16 per sq. ft.  expiring in 2021.

TENANT DIVERSIFICATION

Based on Base Rental Revenue

Based on Square Feet Leased

Leasing Activity Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/05			741,239

Add: Acquired Vacancies	1 Madison Avenue		53,032

Less: Sold Vacancies	1414 Avenue of the Americas		(3,595)

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	8	20,765	21,033	33.85
	220 East 42nd Street	2	26,311	31,988	27.59
	180 Madison Avenue	5	6,711	6,711	39.75
	286 Madison Avenue	3	4,714	5,166	39.28
	70 West 36th Street	3	5,687	5,951	31.21
	470 Park Ave South	1	9,735	9,735	31.07
	19 West 44th Street	1	2,304	2,304	36.00
	110 East 42nd Street	1	1,763	1,548	34.81
	28 West 44th Street	10	11,433	11,433	37.09
	1221 Sixth Avenue	3	27,385	27,385	38.70
	625 Madison Avenue	1	4,000	4,000	45.61
	420 Lexington Avenue	12	30,544	36,361	41.68
	Total/Weighted Average	50	151,352	163,615	35.88

Retail

	28 West 44th Street	1	935	935	55.23
	Total/Weighted Average	1	935	935	55.23

Storage

	461 Fifth Avenue	1	1,326	1,326	13.86
	28 West 44th Street	1	152	152	12.05
	Total/Weighted Average	2	1,478	1,478	13.67

	Total Space became Available during the Quarter
	Office	50	151,352	163,615	35.88
	Retail	1	935	935	55.23
	Storage	2	1,478	1,478	13.67
		53	153,765	166,028	35.79

	Total Available Space		944,441

(1)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(A)	- Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/05				944,441

Office

	317 Madison Avenue	3	22	12,951	15,738	37.60	26.43	47.82	—
	220 East 42nd Street	3	31	38,398	40,743	37.00	26.63	33.49	7.2
	1 Park Avenue	1	5	6,261	6,700	35.00	—	10.00	—
	180 Madison Avenue	6	8.8	7,959	8,041	35.65	36.78	17.22	3.6
	1250 Broadway	1	2.5	3,270	4,758	24.00	—	—	1.0
	286 Madison Avenue	2	15	8,418	8,806	34.73	30.37	40.93	1.2
	70 West 36th Street	2	2.9	3,287	3,451	23.40	23.28	1.64	0.5
	470 Park Ave South	2	3.0	16,573	18,803	31.03	28.20	10.87	1.4
	1140 Sixth Avenue	2	6.1	1,535	3,519	37.54	—	36.00	0.4
	110 East 42nd Street	2	10	6,222	6,422	36.00	25.68	46.76	0.7
	19 West 44th Street	1	0.5	2,304	2,304	36.00	36.00	—	—
	28 West 44th Street	4	11	4,040	4,661	36.78	32.32	9.03	0.5
	1221 Sixth Avenue	2	10	26,935	28,268	28.00	—	—	6.0
	711 Third Avenue	1	5	2,886	2,903	38.50	28.92	7.17	2.0
	625 Madison Avenue	1	8	7,050	7,050	53.00	48.14	—	6.0
	420 Lexington Avenue	16	7.1	31,939	36,487	37.22	41.22	20.35	1.7
	Total/Weighted Average	49	7.8	180,028	198,654	34.79	32.20	20.77	3.3

Storage

	317 Madison Avenue	1	9	203	263	20.00	—	—	—
	220 East 42nd Street	1	13	153	153	25.00	—	—	—
	28 West 44th Street	2	3	593	593	22.45	12.04	—	—
	Total/Weighted Average	4	5.2	949	1,009	22.20	12.04	—	—

Leased Space
	Office (3)	49	7.8	180,028	198,654	34.79	32.20	20.77	3.3
	Storage	4	5.2	949	1,009	22.20	12.04	—	—
	Total	53	7.8	180,977	199,663	34.73	32.18	20.66	3.3

Total Available Space @ 6/30/05				763,464

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Early Renewals
Office

	180 Madison Avenue	4	8.4	17,264	17,561	35.35	31.76	13.44	1.2
	286 Madison Avenue	1	1.6	2,070	2,347	36.00	34.49	5.54	—
	70 West 36th Street	1	3.0	9,400	10,233	20.71	20.13	—	—
	470 Park Ave South	1	1.5	2,100	2,100	32.00	35.72	—	—
	1140 Sixth Avenue	3	2.6	31,300	36,251	42.50	33.18	5.00	2.0
	110 East 42nd Street	1	10.0	9,608	10,407	33.00	29.12	12.99	2.0
	19 West 44th Street	1	3.0	1,009	1,009	40.00	36.00	6.17	—
	28 West 44th Street	1	2.0	768	948	36.00	29.79	—	—
	1221 Sixth Avenue	2	6.3	92,600	95,070	60.00	68.42	10.00	1.0
	420 Lexington Avenue	7	3.7	10,500	11,554	43.51	48.13	0.91	0.2
Total/Weighted Average		22	5.5	176,619	187,480	48.81	50.94	8.18	1.1

Storage

	420 Lexington Avenue	2	1.0	160	170	26.86	26.74	—	—
	Total/Weighted Average	2	1.0	160	170	26.86	26.74	—	—

Renewals
	Expired/Renewed	10	2.9	25,303	27,139	32.49	30.89	4.52	0.2
	Early Renewals Office	22	5.5	176,619	187,480	48.81	50.94	8.18	1.1
	Early Renewals Storage	2	1.0	160	170	26.86	26.74	—	—
	Total	34	5.1	202,082	214,789	46.73	48.39	7.71	1.0

(1)          Annual Base Rent

(2)          Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)          Average starting office rent excluding new tenants replacing vacancies is $36.65/rsf for 145,572 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $43.49/rsf for 333,052 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total LeasedSq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2005 Weighted Average Asking Rent $/psf

In 1st Quarter 2005 (1)	13	7,867	0.09%	$277,584	35.28	40.15	6	7,293	0.08%	$563,796	77.31	93.93
In 2nd Quarter 2005	20	66,542	0.73%	1,972,164	29.64	36.30	5	94,793	1.09%	5,706,768	60.20	60.76
In 3rd Quarter 2005	28	167,348	1.83%	5,575,080	33.31	38.75	1	6,732	0.08%	234,168	34.78	46.17
In 4th Quarter 2005 (4)	26	897,964	9.81%	38,135,127	42.47	48.39	6	940,361	10.83%	35,691,912	37.96	54.90
Total 2005	87	1,139,721	12.45%	$45,959,955	40.33	46.21	18	1,049,179	12.09%	$42,196,644	40.22	55.59

In 1st Quarter 2006	26	128,968	1.41%	$4,185,468	32.45	35.72	6	53,431	0.62%	$1,763,424	33.00	46.66
In 2nd Quarter 2006	27	120,021	1.31%	5,213,448	43.44	48.68	2	4,373	0.05%	179,640	41.08	38.00
In 3rd Quarter 2006	31	165,770	1.81%	5,822,160	35.12	35.31	9	109,730	1.26%	4,836,384	44.08	44.87
In 4th Quarter 2006	17	68,513	0.75%	2,491,836	36.37	38.07	2	10,555	0.12%	441,432	41.82	47.24
Total 2006	101	483,272	5.28%	$17,712,912	36.65	39.13	19	178,089	2.05%	$7,220,880	40.55	45.38

2007	117	398,009	4.35%	$15,610,788	39.22	49.46	22	428,899	4.94%	$24,180,132	56.38	54.52
2008	112	634,741	6.94%	23,543,544	37.09	40.68	23	536,070	6.18%	22,430,676	41.84	53.04
2009	90	604,872	6.61%	24,075,060	39.80	41.73	28	596,540	6.87%	27,645,900	46.34	47.92
2010	106	1,558,006	17.03%	58,103,222	37.29	39.85	19	1,304,576	15.03%	61,752,840	47.34	52.27
2011	47	510,066	5.57%	24,435,108	47.91	45.28	5	149,665	1.72%	5,742,936	38.37	51.57
2012	40	696,505	7.61%	19,607,448	28.15	37.91	8	194,767	2.24%	7,318,296	37.57	42.70
2013	37	747,779	8.17%	27,196,512	36.37	40.04	8	1,017,182	11.72%	50,035,008	49.19	59.58
2014	26	368,970	4.03%	12,844,152	34.81	38.18	13	193,727	2.23%	14,352,888	74.09	78.88
Thereafter	88	2,009,143	21.96%	72,960,154	36.31	46.70	32	3,032,318	34.93%	131,725,818	43.44	58.28

	851	9,151,084	100.00%	$342,048,855	37.38	42.81	195	8,681,012	100.00%	$394,602,018	45.46	55.71

(1)          Includes month to month holdover tenants that expired prior to 1/1/05.

(2)          Tenants may have multiple leases.

(3)          Represents in place annualized rent allocated by year of maturity.

(4)          Underlying the TIAA lease at 750 Third Avenue are leases totaling 578,211 sq ft, which are leased at various terms expiring between 2008 and 2021

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2005	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83	97	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76	100	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	99	97
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	95	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	97	92	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90	86	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97	98	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	85	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	95	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	100	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	92	99	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	94	90	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	99	98	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86	92	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100	100	$255,000,000
Jul-04	485 Lexington Avenue - % 30 JV	Fee Interest	Grand Central	921,000	100	100	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	77	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87	85	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96	96	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		92	$91,200,000
				1,803,000			$1,114,200,000

(1)          Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)          Current ownership interest is 55%. (From 9/1/01-10/31/01 the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. unconsolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Andrew Mathias

Chairman of the Board

Chief Investment Officer

Marc Holliday

Gerard Nocera

CEO and President	Chief Operating Officer

Gregory F. Hughes

Andrew S. Levine
Chief Financial Officer	General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	chirsch@corinthianpartners.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs and Company	Carey Callaghan	(212) 902-4351	carey.callaghan@gs.com
Green Street Advisory, Inc.	Jim Sullivan	(949) 640-8780	jsullivan@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Richard Moore	(216) 563-2815	rcmoore@keybanccm.com
Legg Mason Wood Walker, Inc.	John Guinee	(410) 454-5520	jwguinee@lmus.leggmason.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Prudential Equity Group, LLC	James W. Sullivan	(212) 778-2515	jim_sullivan@prusec.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.